UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 28, 2017

TCG BDC, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-00995	No. 80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 40th Floor New York, New York	10022
(Address of Principal Executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 813-4900
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.
TCG BDC, Inc. (the “Company”) is saddened to report that William P. Hendry, a member of the Company’s Board of Directors, passed away on September 28, 2017. Mr. Hendry joined the Company’s Board in January 2013. Mr. Hendry, an independent director, served as Chairman of the Audit Committee of the Board of Directors (the “Audit Committee”) at the time of his passing.
The Company is extremely grateful for Mr. Hendry’s dedication and service to the Company. The Company’s management and Board of Directors extends its sincerest condolences to Mr. Hendry’s family.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Following Mr. Hendry’s death, the Company’s Board of Directors has been reduced to four members, two of whom are independent directors. As a result, the Company is no longer compliant with Listing Rule 5605(b)(1) of The NASDAQ Stock Market LLC (“Nasdaq”), which requires that a majority of the board of directors of a Nasdaq listed company be comprised of independent directors. In addition, following Mr. Hendry’s death, the Audit Committee has been reduced to two members, each of whom is an independent director. As a result, the Company is no longer compliant with Nasdaq’s Listing Rule 5605(c)(2), which requires that the audit committee of a Nasdaq listed company consist of at least three members, each of whom is an independent director. In accordance with the Nasdaq Listing Rules, on October 1, 2017, the Company notified Nasdaq of Mr. Hendry’s passing and the resulting non-compliance with the aforementioned Nasdaq’s Listing Rules.
On October 2, 2017, the Company received a letter from Nasdaq acknowledging the Company’s non-compliance with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq’s Listing Rule 5605. The Nasdaq letter further provides that, consistent with Nasdaq’s Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows: (1) until the earlier of the Company’s next annual shareholders’ meeting or September 29, 2018; or (2) if the next annual shareholders’ meeting is held before March 28, 2018, then the Company must evidence compliance no later than March 28, 2018.
The Board of Directors intends to identify candidates to replace Mr. Hendry and appoint a new independent director who satisfies the applicable requirements of the Nasdaq Listing Rules to serve on the Company’s Board of Directors and the Audit Committee prior to the expiration of the cure period.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC.
(Registrant)

By:	/s/ Michael A. Hart
Name:	Michael A. Hart
Title:	Chief Executive Officer and Chairman
Date: October 4, 2017